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Exhibit 10.19

2004 COFFEYVILLE RESOURCES, LLC
And AFFILIATED COMPANIES
INCOME SHARING PROGRAM

OBJECTIVE:
To reward employees for achieving company as well as individual performance goals.
TERM:
March 3, 2004, through December 31, 2004.
OVERVIEW:
Coffeyville Resources emphasizes the importance of optimum performance of its' facilities by focusing on efficiency, productivity, return on the investment made by the owners, asset enhancement, and personal performance goals.
The basis for the payout will be as follows:
Group	% Participation
Coffeyville Resources Financial Goals	33 1/3%
Affiliated Company Financial Goals	33 1/3%
Individual / Group Goals	33 1/3%
Payout is limited to the maximum funding of the plan and in rare circumstances may cause prorating of the payout.
The financial components that will be used in measuring the performance of:
	Threshold	Target	Maximum
Coffeyville Resources	47,626,995	68,038,564	88,450,133

Refining & Marketing Crude &Transportation Terminal	40,022,836	57,175,480	74,328,124

Nitrogen Fertilizers	13,879,650	19,828,071	25,776,493
(EBITDA as it applies to the Coffeyville Resources, LLC and affiliated companies)
DETERMINATION OF PAYOUT:
Payout is determined as a percentage of variable compensation payout calculation points assigned to each eligible position as shown in Exhibits C. Payout for the Individual goals will not be subject to Coffeyville Resources or its' affiliated companies meeting financial performance standards however, payout for Coffeyville Resources, LLC and the affiliated companies is subject to the plan funding.

DOCUMENTATION:
Records that are maintained by the Manufacturing Accounting for the purpose of preparing financial reports will be used to calculate payout.
PARTICIPANTS:
Includes all non-represented employees in Coffeyville Resources, LLC and its' affiliated companies. (List of participating positions and incumbents see Attachment C.)
ELIGIBILITY:
All identified employees are eligible for payout under the plan.
Except:
	A.	Employees hired after October 11, 2004. (Waived for those previously employed by Farmland Industries, Inc. during the fiscal year in regular, full time status).
	B.	Temporary or seasonal employees with less than 1000 hours of service during the fiscal year.
	C.	Regular part-time employees with less than 500 hours of service during the fiscal year.
	D.	Employees who terminate voluntarily prior to a payout date.
	E.	Employees terminated for cause prior to payout.
	F.	Employees represented by a bargaining unit.
PRORATION OF PAYOUT:
The incentive earned by any position will be prorated among eligible participants according to the following formula:
Total annual incentive divided by 12, multiplied by the number of full months incumbent held position.
Payouts will be interpolated for the plan performance between threshold/target and target/maximum.
Example:
	% of Budget	% of Earnings
Threshold	70	3
Target	100	5
Maximum	130	8
Payout opportunities will be subject to the terms and conditions of the compensation systems for fiscal year 2004

If 115% of target is achieved, this payout will be 6.5% of earnings. 115% is halfway between the "target" and "maximum" points of the examples; 50% of the distance from target to maximum. 50% of the difference between the percentages of earnings paid out at target and maximum (5% and 8%) is added to the amount paid at target to create the amount of payment.
Payout = 5% (target) + 50% × (8%-5% earnings) = 6.5%

Employees, who transfer from one affiliated company to another, will receive a prorated payout based on goals attained, eligible market rates as appropriate to the position, and months served in each unit.

Employees on formal disciplinary or performance probation during the plan term up to payout time will receive a prorated payout, which excludes the probationary period.

The circumstances listed below would result in a prorated payout proportionate to time served as an active employee during the plan year: Death/disability; Retirement; Reduction in Force; Layoff; Leave of Absence. Involuntary termination's, other than for reasons listed above, and are not for performance or for cause may result in prorated payout.
REPORTING DATES:
Each participant will receive a progress report once each month on Coffeyville Resources, and the affiliated company's results.
PAYOUT CONDITIONS:
Neither, Coffeyville Resources, LLC nor the affiliated company must achieve a threshold level to trigger any payment from the individual goal portion of the plan.
Payout opportunities will be subject to the terms and conditions of the Compensation system in place for fiscal 2004. See attachment A.
AMENDMENT PROCESS:

If during the term of this plan it is necessary to cease or restrict operations for any reason as determined by Senior Management that period of time will be excluded from the plan calculations. Additionally, Senior Management may exclude from the plan any operations affected by new or unusual "start-up" periods.

If very unusual circumstances or conditions exist which warrant amendment of the plan during the fiscal year, the amendment process will be the same as the original approval process up through the appropriate Senior Management member. Recommended changes will be forwarded in writing to the appropriate level of management for approval.
COMMUNICATION PLAN:

The plan will be presented in employee meetings as early as possible in the fiscal year. Printed summaries will be provided to each participant and quarterly updates will be posted as necessary to ensure communication of results to all employees.

SIGNATURES

Chief Executive Officer: /s/ Philip L. Rinaldi

Chief Operating Officer: /s/ Stanley A. Riemann

Chief Financial Officer: /s/ James T. Rens

Plan Manager: /s/ [Illegible]

Attachment A

Variable Compensation Payout Opportunities
Based on Position Midpoints

Threshold-Target- Maximum	Annualized V Comp Calculation Point	Payout Level
3–5–8	Any Earnings	1
3–5–8	Actual Earnings Exempt under $37,130	2
3–6–10	$38,900	3
4–7–12	$42,890	4
5–8–15	$48,300	5
5–10–18	$55,545	6
6–12–22	$63,880	7
7–15–27	$73,460	8
8–18–33	$84,480	9
10–22–40	$97,155	10
12–25–46	$111,725	11
12–25–46	$128,485	12
12–25–46	$147,760	13
14–28–52	Actual Earnings	14

Attachment B

Variable Compensation Payout Opportunities
For
Coffeyville Resources, LLC and Affiliated Company
Designated Executives

Threshold-Target- Maximum	Annualized V Comp Calculation Point	Payout Level
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined
To be determined	To be determined	To be determined

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  Exhibit 10.19
SIGNATURES
Attachment A
Attachment B